Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 25, 2024, relating to the consolidated financial statements and financial statement schedule of RPM International Inc. and the effectiveness of RPM International Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of RPM International Inc. for the year ended May 31, 2024.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

April 8, 2025